UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 13, 2004

Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31003	77-0492528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

959 Skway Road, Suite 100, San Carlos, CA 94070

(Address of principal executive offices) (Zip Code)

(650) 232-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

As stated previously in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2004, KPMG LLP (“KPMG”) had advised the Company on July 28, 2004 of its intent to resign as the Company’s independent auditors upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. On August 13, 2004, the Company filed its Form 10-Q for the quarter ended June 30, 2004, and the client-auditor relationship between the Company and KPMG ceased. The information contained in such previously filed Current Report on Form 8-K is incorporated by reference herein.

The Company’s audit committee did not recommend a change in accountants and, as a result of the resignation, has begun a search for a new independent auditing firm.

The reports of KPMG on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the December 31, 2003 and 2002 financial statements refer to a change in the method of accounting for goodwill and other acquired tangible assets in 2002.

In connection with the audits of the two most recent fiscal years ended December 31, 2003, and the subsequent interim period through August 13, 2004, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements.

During the Company’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through July 28, 2004, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the audit committee and management that KPMG noted deficiencies related to the following: monitoring debt covenant compliance, absence of appropriate levels of accounting personnel, absence of appropriate review and approval of manual journal entries, and evidence of failure to reconcile bank statements in a timely manner. These deficiencies were considered to be “reportable conditions” under the standards established by the American Institute of Certified Public Accountants. The subject matter of these deficiencies was discussed with the chairman of the Company’s audit committee and representatives of the Company’s management on July 22, 2004, as were the proposed remedial actions. The Company has remedied all of the noted deficiencies except the absence of the appropriate levels of accounting personnel. With respect to personnel, the Company has hired as full time employees three of five temporary consultants in its accounting department, the Company has received an acceptance to its offer of employment for one of the remaining positions currently staffed by a temporary consultant and an acceptance to its offer of employment for an additional incremental accounting position, and the Company plans to extend an additional offer of employment for an additional incremental accounting position in the near future. At the July 22, 2004 discussion with the chairman of the Company’s audit committee and management, KPMG also stated that the noted deficiencies, individually and in the aggregate, did not, in their view, constitute a “material weakness” within the meaning of the standards established by the American Institute of Certified Public Accountants.

The Company has provided a copy of this Current Report on Form 8-K to KPMG and requested that KPMG furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit 16 - Letter dated August 18, 2004 to Securities and Exchange Commission from KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2004

CORIO, INC.

By:	/s/ George Kadifa
George Kadifa, Chairman and
Chief Executive Officer